Dentsply Sirona Inc. Conflict Minerals Report For the Year Ended December 31, 2023 Company Overview This report has been prepared by the management of DENTSPLY SIRONA Inc. (herein referred to as the “Company”, “Dentsply Sirona”, “we”, “us”, or “our”). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. The Company is the world’s largest manufacturer of professional dental products and technologies, with a 134-year history of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets comprehensive solutions offering including technologically-advanced dental equipment as well as dental and healthcare consumable products under a strong portfolio of world class brands. As The Dental Solutions Company, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. The Company introduced the first dental electric drill over 130 years ago, the first dental X-ray unit approximately 100 years ago, the first dental computer-aided design/ computer-aided manufacturing (“CAD/CAM”) system over 30 years ago, and numerous other significant innovations including pioneering ultrasonic scaling to increase the speed, effectiveness and comfort of cleaning and revolutionizing both file and apex locater technology to make root canal procedures easier and safer. Dentsply Sirona continues to make significant investments in research and development (“R&D”), and its track record of innovative and profitable new products continues today. Dentsply Sirona’s worldwide headquarters is located in Charlotte, North Carolina and its shares of common stock are listed in the United States on Nasdaq under the symbol XRAY.

Introduction This Conflict Minerals Report for the period from January 1, 2023 to December 31, 2023 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (the “Rule”). The Rule was adopted to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule imposes reporting obligations on Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain certain minerals that are necessary to the functionality or production of their respective products. If a registrant determines that any columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten (the “Subject Minerals”), are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured, the registrant must conduct in good faith a Reasonable Country of Origin Inquiry (“RCOI”) regarding those Subject Minerals that is reasonably designed to determine whether any of the Subject Minerals originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Country” or “Covered Countries”) or are from recycled or scrap sources. If, following the completion of the RCOI, a registrant knows that any of the necessary Subject Minerals originated in a Covered Country and are not from recycled or scrap sources, or has reason to believe that any of its necessary Subject Minerals may have originated in the Covered Countries and has reason to believe that its necessary Subject Minerals did not come from recycled or scrap sources, then the registrant must exercise due diligence on the source and chain of custody of the Subject Minerals that conforms to a nationally or internationally recognized due diligence framework and describe such due diligence in this separate Conflict Minerals Report. In accordance with the Organisation for Economic Co-operation and Development Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, the related supplements on tin, tungsten, tantalum and gold (the “Guidance”) and the Rule, this Conflict Minerals Report is available on the Company’s Investor Relations website at https://investor.dentsplysirona.com/financial-information/sec-filings Consistent with the provisions of the Rule, the SEC’s Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, dated April 29, 2014; the SEC’s Order Issuing Stay, dated May 2, 2014; and the SEC’s Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule, dated April 7, 2017, this Conflict Minerals Report has not been audited by a third party. Conflict Minerals Program & Policy

The Company has actively engaged with its customers and suppliers for several years with respect to the use of conflict minerals. Dentsply Sirona adopted a conflict minerals policy articulating the conflict minerals supply chain due diligence process and the Company’s commitments to reporting obligations regarding conflict minerals. The policy is available online, and can be found here: https://www.dentsplysirona.com/content/dam/master/corporate/legal/CORP-Code-of-Ethics-and- Business-Conduct.pdf RCOI and Due Diligence Framework To determine whether necessary 3TGs in products originated in Covered Countries, the Company retained Assent, a third-party service provider, to assist in reviewing the supply chain and identifying risks. The Company provided a list composed of suppliers and parts associated with the in-scope products to Assent. To collect data on the materials’ sources of origin procured by the supply chain, The Company utilized the Conflict Minerals Reporting Template (“CMRT”) version 6.31 or higher to conduct a survey of all in-scope suppliers. During the supplier survey, Dentsply Sirona and Assent contacted suppliers via the ASM, a software-as-a-service (“SaaS”) platform provided by Assent that enables users to complete and track supplier communications, and allows suppliers to upload completed CMRTs directly to the platform for validation, assessment and management. The ASM also provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations performed are managed through this platform. Via the ASM and Assent team, Dentsply Sirona requested that all in-scope suppliers complete a CMRT Training and education to guide suppliers on best practices and the use of this template were included. Assent monitored and tracked all communications in the ASM for future reporting and transparency. Dentsply Sirona directly contacted suppliers that were unresponsive to Assent’s communications during the diligence process and requested these suppliers complete the CMRT and submit it to Assent. The Company’s program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on questions within the declaration tab of the CMRT which helps to identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of the Tier 1 suppliers. The results of this data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require clarification or improvement.

All submitted forms are accepted and classified as valid or invalid so that data is retained. Suppliers are contacted regarding invalid forms and are encouraged to submit a valid form. Suppliers are also provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses and direct engagement help through Assent’s multilingual Supplier Experience team. Since some suppliers may remain unresponsive to feedback, Dentsply Sirona tracks program gaps to account for future improvement opportunities. As of May 2nd, 2024, there were 3 invalid supplier submissions that could not be corrected. As of May 2nd, 2023, there were 285 suppliers in scope of the conflict minerals program and 198 provided a completed CMRT. The Company’s total response rate for this reporting year was 70.53%. Based on the findings through the RCOI process, the Company was able to determine the countries of origin for a large portion of the 3TGs in its products. As such, the Company continued to perform further due diligence on the source and chain of custody of the minerals in question. Design of Due Diligence Dentsply Sirona designed its due diligence measures to conform, in all material respects, with the framework in the OECD Guidance and the related supplements. The program aligns with the five steps for due diligence that are described by the OECD Guidance and the Company continues to evaluate market expectations for data collection and reporting to achieve continuous improvement opportunities. Due diligence requires the Company’s necessary reliance on data provided by direct suppliers and third-party audit programs. There is a risk of incomplete or inaccurate data as the process cannot fully be owned by the Company. However, through continued outreach and process validation, this aligns with industry standards and market expectations for downstream companies’ due diligence. Due Diligence Performed 1) Establish Strong Company Management Systems Conflict Minerals Policy Dentsply Sirona is committed to the responsible sourcing of conflict minerals and it supports the humanitarian goal of ending violent conflict in the Covered Countries and thus established a Conflict Minerals Policy Statement, which is incorporated in Dentsply Sirona’s Business Partner Code of Conduct

Internal Management System Dentsply Sirona established a cross-functional Conflict Minerals Compliance Team led by the Company’s Director, Global Procurement Center of Excellence. The Conflict Minerals Compliance Team is responsible for implementing the conflict minerals compliance strategy and briefing senior management about the results of these due diligence efforts. Dentsply Sirona also uses a third-party service provider, Assent, to assist with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that the Company will undertake with suppliers in regards to conflict minerals. The Company leverages Assent’s Managed Services in order to work with dedicated program specialists who support Dentsply Sirona’s conflict minerals program. The Company communicates regularly with the Assent team in order to receive updates on program status. Each member of Assent’s Customer Success team is trained in conflict minerals compliance and understands the intricacies of the CMRT and conflict minerals reporting, as well as Section 1502 of the Dodd-Frank Act. System of Controls and Transparency Dentsply Sirona expects all suppliers to have policies and procedures in place to ensure that 3TGs used in the production of the products sold to Dentsply Sirona are DRC conflict-free. This means that the products must not contain 3TGs that directly or indirectly finance or benefit armed groups in the Covered Countries. The Company relies on direct suppliers to provide information on the origin of the 3TGs contained in components and materials supplied, including sources of 3TGs that are supplied to them from lower-tier suppliers. Dentsply Sirona’s Business Partner Code of Conduct applies to all direct suppliers and outlines certain expected behaviors and practices. This code of conduct is based on industry and internationally-accepted principles such as the United Nations Guiding Principles on Business and Human Rights and the OECD Due Diligence Guidance. The Business Partner Code of Conduct is provided to all direct suppliers. If a supplier does not meet the Company’s requirements, the relationship with this supplier will be evaluated. The Business Partner Code of Conduct is reviewed annually to ensure it continues to align with industry best practices. Engagement with Suppliers Dentsply Sirona has a strong relationship with direct suppliers. As an extremely important part of the supply chain, Dentsply Sirona has leveraged processes and educational opportunities in order to ensure non-English speaking suppliers have access to a free platform to upload their CMRTs, help desk support and other multilingual resources. Dentsply Sirona’s suppliers are able to leverage Assent’s team of supplier support specialists to ensure they receive appropriate support and understand how to properly file a CMRT. Suppliers are provided guidance in their native language, if needed. The Company engages with suppliers directly to request a valid CMRT for the products that they supply to the Company. With respect to the OECD requirement to strengthen engagement with suppliers, Dentsply Sirona has developed an internal procedure that includes steps of supplier engagement escalation such as supplier meetings and corrective actions. Feedback from this engagement has allowed the Company to oversee improvements in supplier responses and supplier compliance for this initiative. The Company continues to place a strong emphasis on supplier education and training. To accomplish this, Assent’s online resources are leveraged, and all in-scope suppliers have been provided with access to their library of conflict minerals training and support resources. Dentsply Sirona believes that the combination of the Supplier Code of Conduct, Conflict Minerals Policy, and direct engagement with suppliers for conflict minerals training and requests constitute a strong supplier engagement program. Grievance Mechanism Dentsply Sirona has a grievance mechanism whereby employees and suppliers can report concerns regarding the Company’s business conduct and other matters. Dentsply Sirona is also retaining conflict minerals documentation in accordance with its existing corporate retention policy and procedures. Maintain Records The Company has adopted a policy to retain relevant documentation for a period of at least five years. Through Assent, a document retention policy to retain conflict minerals related documents, including supplier responses to CMRTs and the sources identified within each reporting period, has been implemented. The Company stores all of the information and findings from this process in a database that can be audited by internal or external parties. 2) Identify and Assess Risk in the Supply Chain Risks associated with supplier CMRT content are identified automatically by Assent’s software based on criteria established for supplier responses. These risks are addressed by Assent staff and members of the Company’s internal Conflict Minerals Team, who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status. Risks at the supplier level may include non-responsive suppliers, incomplete CMRTs, or CMRTs that are submitted at the company level. In those cases where a company-level CMRT (such as when a company declares there are no 3TGs in any of its products) is submitted, Dentsply Sirona is unable to determine if all of the specified smelters and refiners were used for 3TGs in the products supplied to the Company. As a result, Dentsply Sirona may receive company-level CMRTs from suppliers in our multi-tiered supply chain that include specified smelters and refiners that may be subject to governmental sanctions, but Dentsply Sirona is unable to determine if such smelters and refiners were used for 3TGs in the products supplied to the Company. Dentsply Sirona remains committed to compliance with applicable sanctions laws and regulations and to working with our suppliers to mitigate the possibility of sourcing products that use 3TGs from sanctioned smelters and refiners.

Additionally, some suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains. Risks were identified by assessing the due diligence practices and status of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent compared these facilities listed in the responses to the list of smelters and refiners consolidated by the Responsible Minerals Initiative (“RMI”) to ensure that the facilities met the recognized definition of a 3TGs processing facility that was operational during the 2023 calendar year. Assent determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process (“RMAP”). Dentsply Sirona does not have a direct relationship with smelters and refiners and does not perform direct audits of these entities within their pre-supply chain. Smelters that have completed an RMAP audit are considered to be DRC-conflict free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard or they are considered non-conformant by RMAP, follow-ups are made to suppliers reporting those facilities. Smelters are then assessed for the potential for sourcing risk Each facility that meets the definition of a smelter or refiner of a 3TG mineral is assessed according to red-flag indicators defined in the OECD Guidance. Assent uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include: • Geographic proximity to the DRC and covered countries. • Known mineral source country of origin. • RMAP audit status. • Credible evidence of unethical or conflict sourcing. • Peer assessments conducted by credible third-party sources. Risk mitigation activities are initiated whenever a supplier’s CMRT reported facilities of concern. Through Assent, suppliers with submissions that included any smelters of concern were immediately provided with feedback instructing that supplier to take their own independent risk mitigation actions. Examples include the submission of a product-specific CMRT to better identify the connection to products that they supply to Dentsply Sirona. Additional escalation may have been necessary to address any continued sourcing from these smelters of concern. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these smelters of concern from the supply chain. In addition, suppliers are guided to the educational materials on mitigating the risks identified through the data collection process. Suppliers are also evaluated on program strength, which assists in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program is based on certain questions in the CMRT related to the suppliers’ conflict minerals practices and policies. 3) Design and Implement a Strategy to Respond to Identified Risks

Together with Assent, Dentsply Sirona developed processes to assess and respond to the risks identified in the supply chain. Dentsply Sirona has a risk management plan, through which the conflict minerals program is implemented, managed and monitored. As the program progresses, escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the conflict minerals rules and the Company’s expectations. Feedback on supplier submissions is given directly to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. The Company engages suppliers believed to be supplying 3TGs from sources that may support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD Guidance. Assent also communicates directly with smelters that have not yet been determined to be conformant with the RMAP in order to request sourcing information and encourage their involvement with the RMI program. In cases where suppliers have continuously been non-responsive or are not committed to corrective action plans, the Company will assess if replacing that supplier is feasible. The results of the program and risk assessment are shared with the Conflict Minerals Team and senior management of Dentsply Sirona to ensure transparency within the Company. 4) Carry out independent third-party audit of supply chain due diligence Dentsply Sirona does not have a direct relationship with any 3TG smelters or refiners and does not perform or direct audits of these entities within the supply chain. Instead, the Company relies on third-party audits of smelters and refiners conducted as part of the RMAP. The RMAP uses independent private-sector auditors, and audits the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program. Assent also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facilities’ sourcing practices on behalf of its compliance partners. Dentsply Sirona is a signatory of this communication in accordance with the requirements of downstream companies detailed in the OECD Guidance. 5) Report Annually on Supply Chain Due Diligence Dentsply Sirona has published the Form SD for the year ended December 31, 2023. This report is available on the Investor Relations section of the Company’s website at https://investor.dentsplysirona.com/financial-information/sec-filings. Information found on or accessed through this website is not considered part of this report and is not incorporated by reference herein. Dentsply Sirona has also publicly filed a Form SD and this report with the U.S. Securities and Exchange Commission. This year the Company has also considered impacts from the European Union Conflict Minerals Rule when disclosing details with regards to due diligence efforts. The Company will continue to expand efforts both for transparency through the data collection process and risk evaluation, as well as the disclosure of efforts through the form of public report.

Results of Due Diligence

Supply chain outreach is required to identify the upstream sources of origin of tin, tantalum, tungsten and gold. Following the industry standard process, CMRTs are sent to and requested from Tier 1 suppliers, who are expected to follow this process until the smelter and refiner sources are identified. The following is the result of the outreach conducted by Dentsply Sirona for the 2023 reporting year.

Supply Chain Outreach Metrics

Year	Number of In-Scope Suppliers	Submission Rate	Invalid Submission Rate
2023	285	70.53%	1.05%
2022	297	71%	4%
2021	290	70%	2%
2020	340	72%	2%

From the gathered responses, 5 smelters that potentially posed a risk due to the presence of some red flag indicators were identified. Suppliers that identified these specific smelters of concern on their CMRT were contacted in accordance with the OECD Guidance to inform them of the potential for risk, and to evaluate whether or not these smelters could be connected to Dentsply Sirona's products. The suppliers were asked to complete a user-defined or product-level CMRT specific to the materials, products or piece parts purchased by Dentsply Sirona, rather than a company-level CMRT, to better identify the connection to products that they supply to Dentsply Sirona. Other suppliers were evaluated internally to determine if they were in fact still active suppliers. If not, they were removed from the scope of data collection.

Status Number of Identified Smelters or Refiners RMAP Conformant 223 RMAP Active 8 Not-Enrolled 89 Non-Conformant 24 Steps to be Taken to Mitigate Risk Dentsply Sirona has taken, or intends to take, the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TGs in the Company’s products could benefit armed groups in the DRC or adjoining countries: • Continue to evaluate upstream sources through a broader set of tools to evaluate risk. These include, but are not limited to: o Using a comprehensive smelter and refiner library with detailed status and notes for each listing. o Scanning for credible media on each smelter and refiner to flag risk issues. o Comparing the list of smelters and refiners against government watch and denied parties lists. • Engage with suppliers more closely, and provide more information and training resources regarding responsible sourcing of 3TGs. • Encourage suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers. • Continue to include a conflict minerals flow-down clause in new or renewed supplier contracts, as well as included in the terms and conditions of each purchase order issued. • Following the OECD Guidance process, increase the emphasis on clean and validated smelter and refiner information from the supply chain through feedback and detailed smelter analysis. Smelter & Refiner Risk Evaluation Understanding the risks associated with the smelters and refiners potentially providing material into Dentsply Sirona’s supply chain is an important part of the due diligence process. Through Assent, comprehensive and ongoing analysis is conducted by Assent’s smelter library manager to assess sourcing risk. This information is used to: • Provide supplier feedback. • Determine the health of the Company’s overall program. • Conduct outreach to smelters, refiners and their respective associations.

- Provide detailed analysis in this report.

The following risk categories are used for smelter evaluation and risk determination:

- Geo-Risk
  - Did the mineral originate from or has been transported through a conflict-affected area as defined by Section 1502 of the Dodd-Frank Act (the DRC and its nine adjoining countries; Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia)?
- Audit Status
  - Has the refiner's due diligence practices been audited against a standard in conformance with the OECD Guidance?
  - Assent relies on the RMI audit standard, including cross-recognition of the London Bullion Market Association ("LBMA") Good Delivery Program and the Responsible Jewelry Council Chain of Custody Certification, which are developed according to global standards including the OECD Guidance.
- Sourcing Risk
  - Has evidence of any other red flag that is supported by credible sources been identified?

APPENDIX A - Smelter and Refiner List

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Gold	Agosi AG	Germany	CID000035	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant
Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant
Gold	Advanced Chemical Company	United States Of America	CID000015	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant
Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant
Gold	Aurubis AG	Germany	CID000113	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant
Gold	Boliden AB	Sweden	CID000157	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Non Conformant
Gold	Chimet S.p.A.	Italy	CID000233	Conformant
Gold	Chugai Mining	Japan	CID000264	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	In Communication
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359	Conformant
Gold	Dowa	Japan	CID000401	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant

Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493	RMI Due Diligence Review - Unable to Proceed
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant
Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant
Gold	Japan Mint	Japan	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant
Gold	Asahi Refining USA Inc.	United States Of America	CID000920	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant
Gold	Kazzinc	Kazakhstan	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078	Conformant

Gold	Materion	United States Of America	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant
Gold	Metalor USA Refining Corporation	United States Of America	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	RMI Due Diligence Review - Unable to Proceed
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant
Gold	MKS PAMP SA	Switzerland	CID001352	Conformant

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	RMI Due Diligence Review - Unable to Proceed
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant
Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant
Gold	Royal Canadian Mint	Canada	CID001534	Conformant
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555	Non Conformant
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	RMI Due Diligence Review - Unable to Proceed
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Outreach Required

Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant
Gold	Torecom	Korea, Republic Of	CID001955	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993	Conformant
Gold	Valcambi S.A.	Switzerland	CID002003	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant
Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant
Gold	SAFINA A.S.	Czechia	CID002290	Conformant
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Non Conformant
Gold	Geib Refining Corporation	United States Of America	CID002459	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant

Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516	Non Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Conformant
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Conformant
Gold	T.C.A S.p.A	Italy	CID002580	Conformant
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605	Conformant
Gold	Marsam Metals	Brazil	CID002606	Non Conformant
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708	Conformant
Gold	SAAMP	France	CID002761	Conformant
Gold	L'Orfebre S.A.	Andorra	CID002762	Conformant
Gold	8853 S.p.A.	Italy	CID002763	Non Conformant
Gold	Italpreziosi	Italy	CID002765	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Conformant
Gold	AU Traders and Refiners	South Africa	CID002850	Non Conformant

Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Active
Gold	Bangalore Refinery	India	CID002863	Conformant
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918	Conformant
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant
Gold	Safimet S.p.A	Italy	CID002973	Non Conformant
Gold	NH Recytech Company	Korea, Republic Of	CID003189	Conformant
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421	Active
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant
Gold	Augmont Enterprises Private Limited	India	CID003461	Active
Gold	Alexy Metals	United States Of America	CID003500	Active
Gold	Sancus ZFS (L'Orfebre, SA)	Colombia	CID003529	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant
Gold	WEEEREFINING	France	CID003615	Active
Gold	Gold by Gold Colombia	Colombia	CID003641	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	Outreach Required

Gold	Caridad	Mexico	CID000180	Outreach Required
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Outreach Required
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522	Outreach Required
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Outreach Required
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Outreach Required
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778	Communication Suspended - Not Interested
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	RMI Due Diligence Review - Unable to Proceed
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	In Communication
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Non Conformant
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032	RMI Due Diligence Review - Unable to Proceed
Gold	Lingbao Gold Co., Ltd.	China	CID001056	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	Outreach Required
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Outreach Required

Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Outreach Required
Gold	Sabin Metal Corp.	United States Of America	CID001546	Communication Suspended - Not Interested
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562	Communication Suspended - Not Interested
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Outreach Required
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Outreach Required
Gold	Morris and Watson	New Zealand	CID002282	In Communication
Gold	Guangdong Jinding Gold Limited	China	CID002312	Outreach Required
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Outreach Required
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810	Outreach Required
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	RMI Due Diligence Review - Unable to Proceed
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Outreach Required
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Outreach Required

Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	In Communication
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563	RMI Due Diligence Review - Unable to Proceed
Gold	Sudan Gold Refinery	Sudan	CID002567	Outreach Required
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Outreach Required
Gold	Industrial Refining Company	Belgium	CID002587	Non Conformant
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Outreach Required
Gold	Sai Refinery	India	CID002853	Outreach Required
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	RMI Due Diligence Review - Unable to Proceed
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Outreach Required
Gold	Pease & Curren	United States Of America	CID002872	Communication Suspended - Not Interested
Gold	JALAN & Company	India	CID002893	Outreach Required
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Outreach Required
Gold	Gold Coast Refinery	Ghana	CID003186	Outreach Required
Gold	QG Refining, LLC	United States Of America	CID003324	Outreach Required

Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Outreach Required
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Outreach Required
Gold	Sovereign Metals	India	CID003383	Outreach Required
Gold	Kundan Care Products Ltd.	India	CID003463	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	In Communication
Gold	K.A. Rasmussen	Norway	CID003497	Outreach Required
Gold	Sellem Industries Ltd.	Mauritania	CID003540	Communication Suspended - Not Interested
Gold	MD Overseas	India	CID003548	In Communication
Gold	Metallix Refining Inc.	United States Of America	CID003557	In Communication
Gold	ABC Refinery Pty Ltd.	Australia	CID002920	Outreach Required
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	Outreach Required
Gold	Albino Mountinho Lda.	Portugal	CID002760	Outreach Required
Gold	Dongwu Gold Group	China	CID003663	Outreach Required

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant
Tantalum	AMG Brasil	Brazil	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant
Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant
Tantalum	QuantumClean	United States Of America	CID001508	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	RMI Due Diligence Review - Unable to Proceed
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant
Tantalum	Telex Metals	United States Of America	CID001891	Conformant

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant
Tantalum	D Block Metals, LLC	United States Of America	CID002504	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant
Tantalum	KEMET de Mexico	Mexico	CID002539	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Conformant
Tantalum	TANIOBIS GmbH	Germany	CID002545	Conformant
Tantalum	Materion Newton Inc.	United States Of America	CID002548	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Conformant
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant

Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583	Conformant
Tantalum	5D Production OU	Estonia	CID003926	Outreach Required
Tin	Alpha	United States Of America	CID000292	Conformant
Tin	Fenix Metals	Poland	CID000468	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	Conformant
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant
Tin	Minsur	Peru	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337	Conformant
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant
Tin	PT Refined Bangka Tin	Indonesia	CID001460	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539	Conformant

Tin	Thaisarco	Thailand	CID001898	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant
Tin	Aurubis Beerse	Belgium	CID002773	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	Conformant
Tin	Dowa	Japan	CID000402	Conformant
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Non Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Non Conformant
Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant
Tin	Metallic Resources, Inc.	United States Of America	CID001142	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Conformant

Tin	Novosibirsk Tin Combine	Russian Federation	CID001305	RMI Due Diligence Review - Unable to Proceed
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	CID001402	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406	Conformant
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421	Active
Tin	PT Bukit Timah	Indonesia	CID001428	Conformant
Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468	Conformant
Tin	PT Timah Nusantara	Indonesia	CID001486	Active
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490	Non Conformant
Tin	PT Tommy Utama	Indonesia	CID001493	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Non Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	CID002455	Conformant

Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Non Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant
Tin	PT Rajehan Ariq	Indonesia	CID002593	Conformant
Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Conformant
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant
Tin	Super Ligas	Brazil	CID002756	Active
Tin	Aurubis Berango	Spain	CID002774	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	CID002816	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	CID002835	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant
Tin	PT Bangka Serumpun	Indonesia	CID003205	Conformant
Tin	Tin Technology & Refining	United States Of America	CID003325	Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Non Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Conformant

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Conformant
Tin	CRM Synergies	Spain	CID003524	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Conformant
Tin	DS Myanmar	Myanmar	CID003831	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	Conformant
Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Conformant
Tin	PT Bangka Tin Industry	Indonesia	CID001419	In Communication
Tin	PT Panca Mega Persada	Indonesia	CID001457	In Communication
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	Outreach Required
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Outreach Required
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478	In Communication
Tin	CV Ayi Jaya	Indonesia	CID002570	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Non Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574	Outreach Required
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Outreach Required
Tin	PT Bangka Prima Tin	Indonesia	CID002776	Conformant

Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non Conformant
Tin	Pongpipat Company Limited	Myanmar	CID003208	Outreach Required
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non Conformant
Tin	Precious Minerals and Smelting Limited	India	CID003409	Non Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Outreach Required
Tungsten	A.L.M.T. Corp.	Japan	CID000004	Conformant
Tungsten	Kennametal Huntsville	United States Of America	CID000105	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	Conformant
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875	Conformant
Tungsten	Kennametal Fallon	United States Of America	CID000966	Conformant

Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Conformant

Tungsten	Masan High-Tech Materials	Viet Nam	CID002543	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant
Tungsten	Niagara Refining LLC	United States Of America	CID002589	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	RMI Due Diligence Review - Unable to Proceed
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Non Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	Conformant
Tungsten	ACL Metais Eireli	Brazil	CID002833	Non Conformant
Tungsten	Moliren Ltd.	Russian Federation	CID002845	RMI Due Diligence Review - Unable to Proceed
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408	RMI Due Diligence Review - Unable to Proceed

Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	RMI Due Diligence Review - Unable to Proceed
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Non Conformant
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Conformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	Conformant
Tungsten	OOO "Technolom" 2	Russian Federation	CID003612	RMI Due Diligence Review - Unable to Proceed
Tungsten	OOO "Technolom" 1	Russian Federation	CID003614	RMI Due Diligence Review - Unable to Proceed
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313	Communication Suspended - Not Interested
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281	Outreach Required
Tungsten	Artek LLC	Russian Federation	CID003553	RMI Due Diligence Review - Unable to Proceed
Tungsten	LLC Vostok	Russian Federation	CID003643	RMI Due Diligence Review - Unable to Proceed
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	Outreach Required

Tungsten HANNAE FOR T Co., Ltd. Korea, Republic Of CID003978 Outreach Required Tungsten DONGKUK INDUSTRIES CO., LTD. Korea, Republic Of CID004060 In Communication APPENDIX B - Countries of Origin Country of Origin Afghanistan Kazakhstan Ãland Islands Kenya Albania Korea American Samoa Kyrgyzstan Andorra Liberia Angola Liechtenstein Argentina Lithuania Armenia Luxembourg Aruba Madagascar Australia Malaysia Austria Mali Azerbaijan Mauritania

Bahamas Mexico Barbados Mongolia Belarus Morocco Belgium Mozambique Benin Myanmar Bermuda Namibia Bolivia (Plurinational State of) Netherlands Brazil New Zealand Bulgaria Nicaragua Burkina Faso Niger Burundi Nigeria Cambodia Norway Canada Panama Central African Republic Papua New Guinea Chile Peru China Philippines Colombia Poland Congo Portugal Czechia Russian Federation

Democratic Republic of Congo Rwanda Djibouti Samoa Dominica Saudi Arabia Dominican Republic Senegal Ecuador Sierra Leone Egypt Singapore Eritrea Slovakia Estonia Slovenia Ethiopia South Africa Finland South Sudan France Spain Georgia Sudan Germany Suriname Ghana Sweden Guam Switzerland Guatemala Taiwan Guinea Tajikistan Guyana Tanzania Honduras Thailand Hong Kong Turkey Hungary Uganda

India United Arab Emirates Indonesia United Kingdom Ireland United States Israel Uzbekistan Italy Viet Nam Japan Zambia Jersey Zimbabwe